Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

MicroStrategy Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Class A Common Stock, par value $0.001 per share	Rule 457(o) and (r)	(1)	(1)	$625,000,000(1)	0.00011020	$68,875

Fees Previously Paid	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—		—	—

	Total Offering Amounts					$625,000,000		$68,875

	Total Fees Previously Paid							$—

	Total Fee Offsets							$ 10,414.42 (2)

	Net Fee Due							$58,460.58(2)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	MicroStrategy Incorporated	424(b)(5)	333-257087	September 9, 2022		$10,414.42 (2)	Class A Common Stock, par value $0.001 per share	(2)	(2)	$500,000,000	—

Fee Offset Sources	MicroStrategy Incorporated	424(b)(5)	333-257087	—	September 9, 2022	—	—	—	—	—	$10,414.42 (2)

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 465(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee with respect to an indeterminate amount of the registrant’s class A common stock being registered under Registration Statement No. 333-257087 filed with the Securities and Exchange Commission on June 14, 2021 (the “Registration Statement”) as may from time to time be offered under the Registration Statement at indeterminate prices.

(2)

On September 9, 2022, the registrant filed a prospectus supplement dated September 9, 2022 pursuant to Rule 424(b)(5) of the Securities Act (the “2022 prospectus supplement”), which supplemented the base prospectus included in the registrant’s registration statement on Form S-3 (File No. 333-257087) filed on June 14, 2021. The registrant registered an aggregate of $500,000,000 of securities under the 2022 prospectus supplement, representing $46,350 in registration fees, and sold $387,654,555.60 of securities under the 2022 prospectus supplement. The offering that included the unsold securities under the 2022 prospectus supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the securities being registered hereby in the amount of $68,875 is offset by $10,414.42 in registration fees previously paid by the registrant with respect to 2022 prospectus supplement that were registered but not sold prior to termination of the offering. Accordingly, $58,460.58 in registration fees are being paid in connection with this prospectus supplement.